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                                                                 Exhibit 2.14(h)

                          CHARTER COMMUNICATIONS, INC.
                             12444 POWERSCOURT DRIVE
                            ST. LOUIS, MISSOURI 63131


                                 June 30, 2001



Marcus Cable of Alabama, L.L.C.
12444 Powerscourt Drive
St. Louis, Missouri 63131


         Re: Reorganization Agreement, dated as of February 26, 2001 (the "ALABAMA REORGANIZATION AGREEMENT"), among TCI TKR of Alabama, Inc. and TCI Southeast, Inc. and Charter Communications, Inc.


Ladies and Gentlemen:

         Pursuant to the terms of that certain letter agreement dated as of June 30, 2001, among Charter Communications, Inc. ("CCI") and AT&T Broadband, LLC, TCI TKR of Alabama, Inc., TCI Southeast, Inc., TCI Cablevision of Nevada, Inc. and TCI West, Inc., CCI hereby assigns, transfers and conveys any and all rights and obligations of CCI under the Alabama Reorganization Agreement, including the right to purchase the Company Interests to Marcus Cable of Alabama, L.L.C. ("MARCUS CABLE"), and Marcus Cable hereby accepts such assignment and assumes and undertakes to discharge, satisfy and perform all obligations of CCI under the Alabama Reorganization Agreement. This assignment and assumption shall not relieve CCI of any liability or obligation as Buyer under the Alabama Reorganization Agreement.

         Capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Alabama Reorganization Agreement.

                                            Sincerely,


                                            CHARTER COMMUNICATIONS, INC.

                                            By:  /s/ Curtis S. Shaw
                                               -------------------------------
                                                 Name: Curtis S. Shaw
                                                 Title: Senior Vice President




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ACCEPTED AND AGREED:

MARCUS CABLE OF ALABAMA, L.L.C.

By: /s/ Curtis S. Shaw
   ----------------------------------
Name: Curtis S. Shaw
Title: Senior Vice President